Exhibit 99.1

NEWS RELEASE

Contacts:

Medarex, Inc.	Bristol-Myers Squibb Company
Laura S. Choi	Kathy Baum
Investor Relations	Corporate Affairs
Phone: +1-609-430-2880, x2216	Phone : +1-609-252-4227

Jean Mantuano	John Elicker
Corporate Communications (media)	Investor Relations
Phone: +1-609-430-2880, x2221	Phone : +1-212-546-3775

Bristol-Myers Squibb Company and Medarex Form

Global Development and Commercialization Collaboration for MDX-010

Princeton, N.J.; November 8, 2004 – Bristol-Myers Squibb Company (NYSE: BMY) and Medarex, Inc. (Nasdaq: MEDX) announced today a worldwide collaboration to develop and commercialize MDX-010, a fully human antibody investigational product targeting the CTLA-4 receptor.  MDX-010 was developed by Medarex using its UltiMAb Human Antibody Development System® and is currently in Phase III clinical development for the treatment of metastatic melanoma.  There are more than 160,000 cases of melanoma diagnosed worldwide, and 40,000 annual deaths. The agreement is subject to receipt of various governmental clearances and approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The collaboration also includes MDX-1379, an investigational gp100 peptide vaccine, which will be developed for potential use in combination with MDX-010 in melanoma.  Bristol-Myers Squibb and Medarex have agreed to jointly continue to investigate the development of MDX-010 in additional tumor types. Bristol-Myers Squibb and Medarex will share in the costs of developing MDX-010 and MDX-1379 in the United States and Europe based on a pre-agreed percentage allocation.  Bristol-Myers Squibb will be responsible for all development outside of these territories..

Medarex will receive an initial cash payment of $50 million, of which $25 million will be a purchase of Medarex’s common stock by Bristol-Myers Squibb at a premium to the market price.  Medarex could receive up to $205 million if all regulatory milestones are met, and up to $275 million in sales-related milestones.  Medarex will have an option to co-promote and share profits with Bristol-Myers Squibb in the United States based on a pre-agreed percentage split. Bristol-Myers Squibb will receive an exclusive license ex-US and pay royalties to Medarex.

“Monoclonal antibodies are an increasingly important component of anti-cancer treatments,” said Peter R. Dolan, chairman and chief executive officer, Bristol-Myers Squibb Company. “Bristol-Myers Squibb has been a leader in oncology for more than 40 years, and will continue to grow our global oncology business as part of our new corporate strategy. We look forward to our partnership with Medarex, a leader in antibody development, to develop and potentially commercialize MDX-010 in the hope that we might further extend and enhance the lives of cancer patients.”

“We are enthusiastic about joining forces with Bristol-Myers Squibb, an outstanding company with a world-class oncology business,” said Donald L. Drakeman, President and CEO of Medarex, Inc. “We are pleased with this opportunity to work together with such an impressive organization to potentially bring this important product to patients around the world.”

About MDX-010

MDX-010 is a fully human antibody against human CTLA-4, a molecule on T cells that is believed to be responsible for suppressing the immune response. MDX-010 also has the potential to enable the immune systems of cancer patients to more effectively fight tumors. In June 2004, MDX-010 received orphan drug designation from the U.S. Food and Drug Administration (FDA) for the treatment of high risk Stage II, Stage III and Stage IV melanoma.

The FDA has granted Fast Track status to MDX-010 in combination with MDX-1379 for treatment of patients with late stage unresectable metastatic melanoma who have failed or are intolerant to first line therapy. MDX-1379 – a melanoma peptide vaccine – is part of the global collaboration with Bristol-Myers Squibb, and the combination treatment is currently in Phase III clinical trials. Under the FDA Modernization Act of 1997, designation as a Fast Track product for a new drug or biological product means that the FDA has determined that the drug is intended for the treatment of a serious or life-threatening condition that demonstrates the potential to address unmet medical needs for such a condition, and that the FDA will facilitate and expedite the development and review of the application for the approval of the drug.

MDX-010 is also currently in multiple Phase II clinical trials to test the product for other oncology indications. The potential use of MDX-010 outside of oncology is also being explored. Further information regarding Medarex’s MDX-010 program can be found in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery and development of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune and infectious diseases. Medarex applies its UltiMAb™ technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody products for itself and its partners. Twenty of these therapeutic products derived from Medarex technology are currently in human clinical testing, with the most advanced candidate currently in a Phase III clinical trial. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

For Bristol-Myers Squibb:  This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding product development.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Among other risks, there can be no guarantee that MDX-010 will be submitted for regulatory approval, will receive regulatory approval, or, if approved, will be commercially successful. No forward-looking statement can be guaranteed.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2003 and in our

Quarterly Reports on Form 10-Q.  Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Medarex:  Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product development, uncertainties related to the outcome of clinical trials, slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of MDX-010 and/or MDX-1379 in patients, uncertainties associated with the collaborative process between Bristol-Myers Squibb and Medarex, uncertainties related to regulatory approval, product manufacturing and product commercialization as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and subsequent Quarterly Reports on Form 10-Q.  There can be no assurance that such development efforts will succeed, that such products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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